SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Hanna Employment Agreement

Motive, Inc. (the “Company”) and Mr. Richard J. Hanna entered into an Employment Agreement (the “Hanna Employment Agreement”) on August 7, 2006 in conjunction with his appointment as the Company’s Chief Operating Officer (“COO”), as described in Item 5.02 of this Current Report on Form 8-K. The Hanna Employment Agreement has an initial term of one year which may be extended upon mutual agreement. Mr. Hanna will receive an annual base salary of $275,000 and is eligible to receive an annual Target Bonus (as defined in the Hanna Employment Agreement) of up to $137,500 based on the achievement of certain individual and company performance objectives. In connection with the Hanna Employment Agreement, the Company has granted Mr. Hanna stock options to purchase an aggregate of 200,000 shares of the Company’s Common Stock, par value $0.001 (“Common Stock”), under the Company’s Amended and Restated Equity Incentive Plan. Such stock options will vest in twelve equal installments, commencing on September 30, 2006 and continuing thereafter on each succeeding December 31st, March 31st, June 30th and September 30th and automatically upon a Change in Control (as defined in the Hanna Employment Agreement). Upon a Change in Control (as defined in the Hanna Employment Agreement), the Company will pay Mr. Hanna, in lieu of severance payments, an amount equal to his aggregate base monthly salary for a period of six months plus his Target Bonus for the year of termination assuming full achievement of the applicable performance targets by both Mr. Hanna and the Company. A copy of the Hanna Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(b)	Greenberg Employment Agreement

The Company and Mr. Jack Greenberg entered into an Employment Agreement (the “Greenberg Employment Agreement”) on August 7, 2006 in conjunction with Mr. Greenberg’s appointment as the Company’s General Counsel and Secretary, as described in Item 5.02 of this Current Report on Form 8-K. The Greenberg Employment Agreement has an initial term of one year which may be extended upon mutual agreement. Mr. Greenberg will receive an annual base salary of $225,000 and is eligible to receive an annual Target Bonus (as defined in the Greenberg Employment Agreement) of up to $112,500 based on the achievement of certain individual and company performance objectives. In connection with the Greenberg Employment Agreement, the Company has granted Mr. Greenberg stock options to purchase an aggregate of 125,000 shares of the Company’s Common Stock under the Company’s Amended and Restated Equity Incentive Plan. Such stock options will vest in twelve equal installments, commencing on September 30, 2006 and continuing thereafter on each succeeding December 31st, March 31st, June 30th and September 30th and automatically upon a Change in Control (as defined in the Greenberg Employment Agreement). Upon a Change in Control (as defined in the Greenberg Employment Agreement), the Company will pay Mr. Greenberg, in lieu of severance payments, an amount equal to his aggregate base monthly salary for a period of six months plus his Target Bonus for the year of termination assuming full achievement of the applicable performance targets by both Mr. Greenberg and the Company. A copy of the Greenberg Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Ms. April Downing––Departure of Principal Accounting Officer and Acting Chief Financial Officer.

On August 4, 2006, Ms. April Downing tendered her resignation from all positions with the Company and its subsidiaries, including her positions as Principal Accounting Officer, Acting Chief Financial Officer and Vice President of Finance and Investor Relations to be effective following the completion of the Company’s restatement of its financial statements. The exact timing of the completion of the Company’s restatement of its financial statements is still uncertain.

(b)	Mr. Mike Fitzpatrick––Appointment of Chief Financial Officer.

On August 7, 2006, the Board elected Mr. Mike Fitzpatrick, 52, as Chief Financial Officer to be effective upon Ms. Downing’s departure following the completion of the Company’s restatement of its financial statements. As noted above, the exact timing of the completion of the Company’s restatement of its financial statements is still uncertain. Until the effectiveness of his appointment, Mr. Fitzpatrick will continue to work with the Company on a consulting basis.

Prior to joining the Company, Mr. Fitzpatrick served as Chief Financial Officer for QuickArrow, a computer software/services company. From July 2003 to July 2005, Mr. Fitzpatrick was Chief Financial Officer at Traq Wireless, another computer software/services company. Prior to serving at Traq Wireless, Mr. Fitzgerald served as Chief Financial Officer at Lane15Software, a start-up software company. Mr. Fitzgerald has also served as corporate controller at Ashton-Tate, a public computer software company, as well as Chief Financial Officer at ibooks.com, Collective Technologies, Technology Works, Inc., and Frame Technoogy Corporation. Mr. Fitzgerald is a Certified Public Accountant and holds degrees from Bowling State University (Bachelor of Science) and Rochester Institute of Technology (Master of Business Administration).

The terms of Mr. Fitzpatrick’s employment are set out in an Employment Agreement as described in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

(c)	Mr. Richard J. Hanna––Appointment of Chief Operating Officer.

On August 7, 2006, the Board elected Mr. Richard J. Hanna, 50, as Chief Operating Officer.

Prior to joining the Company as Chief Operating Officer, Mr. Hanna was a consultant to the Company. From 2003 to 2005, Mr. Hanna served as a consultant and as President, Small/Medium Business Division for MCI. Between 2001 and 2003, Mr. Hanna was President & Chief Executive Officer of AiMetrix, a provider of network management software. Prior to joining AiMetrix, Mr. Hanna was President and Chief Executive Officer for Cidera Corporation, an operator of a global satellite network for the delivery of streaming media and data via the internet. Mr. Hanna has also held positions with Teligent Corporation, a global fixed wireless competitive local exchange carrier (“CLEC”), as President-International and as President-Sales and Operations; as President and Chief Executive Officer of MFS-Intelene, a CLEC and vice president positions at AT&T Corporation. Mr. Hanna is a graduate of the University of Central Connecticut where he earned a degree in Marketing.

The terms of Mr. Hanna’s employment are set out in an Employment Agreement as described in Item 1.01 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Mr. Jack Greenberg––Appointment of General Counsel and Secretary.

On August 7, 2006, the Board elected Mr. Jack Greenberg, 56, as General Counsel and Secretary.

From 2001 to the present, prior to joining the Company as General Counsel and Secretary, Mr. Greenberg served as a private business consultant. During that time he also acted as General Counsel to EarthLease Ltd, a UK local access provider, and Bulldog Communications Ltd., a UK provider of wholesale DSL services, as well as providing services to the Company. Prior to becoming a consultant, Mr. Greenberg held several executive positions with British Telecom (“BT”), an international telecommunications service provider, including Senior Vice President, Law and International Development of BT Global, Senior Vice President, Major Transactions. Before joining BT, Mr. Greenberg was Vice President and General Counsel at Sprint International and its predecessor GTE Telenet. Mr. Greenberg graduated from Rutgers University where he earned a degree in American History and from the Rutgers School of Law, where he earned his JD degree.

The terms of Mr. Greenberg’s employment are set out in an Employment Agreement as described in Item 1.01 to this Current Report on Form 8-K and incorporated herein by reference

Item 7.01. Regulation FD Disclosure.

On August 8, 2006, the Company issued a press release (the “Press Release”) announcing that the Company has named Mike Fitzpatrick as Chief Financial Officer, effective upon Ms. Downing’s departure after the completion of the Company’s restatement process, Richard J. Hanna as Chief Operating Officer and Jack Greenberg as General Counsel and Secretary. The Press Release also announced that April Downing has resigned effective the completion of the restatement process, as Chief Accounting Officer, Acting Chief Financial Officer and Vice President of Finance and Investor Relations. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

10.1	Employment Agreement, dated August 7, 2006 by and between Motive, Inc. and Jack Greenberg.

10.2	Employment Agreement, dated August 7, 2006, by and between Motive, Inc. and Richard J. Hanna.

99.1	Press release dated August 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: August 8, 2006	By:	/s/ Alfred T. Mockett
Alfred T. Mockett
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Consulting Agreement, dated August 7, 2006, by and between Motive, Inc. and Jack Greenberg.

10.2	Consulting Agreement, dated August 7, 2006, by and between Motive, Inc. and Rick Hanna.

99.1	Press release dated August 8, 2006.